UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2015

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 19, 2015, the Board of Directors (the “Board”) of Joe’s Jeans Inc. (the “Company”) accepted the resignation of its President and Chief Executive Officer, Marc. B. Crossman, effective as of January 19, 2015.  The Board and Mr. Crossman also agreed that Mr. Crossman would become a consultant for the Company for a period of twelve (12) months pursuant to a Consulting Agreement.  In exchange for a release of all claims related to Mr. Crossman’s employment with the Company and the provision of consulting services by Mr. Crossman, the Company will pay Mr. Crossman the following:  (i)  payment of $35,775.00 per month for a period of twelve (12) months, (ii)  acceleration of the unvested equity awards previously granted by the Company to Mr. Crossman, (iii) a grant of restricted common stock in the amount of 600,000 shares that vest 1/12th on a monthly basis over the twelve (12) month period, and (iv) reimbursement for health and dental COBRA payments for Mr. Crossman and his eligible dependents for a period of twelve (12) months or until he is eligible for coverage under a successor employer’s group health plan.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

On January 19, 2015, the Company’s Board of Directors appointed Samuel Joseph Furrow, Jr. (Jay), to the position of Interim Chief Executive Officer. Mr. Furrow, 41, served as the Chief Executive Officer of Innovo Group Inc., which is now Joe’s Jeans Inc., from 2001 to 2006 and served on its board of directors from 1998 through 2008.  From 2013 to 2015, Mr. Furrow has provided operational, financial and strategic advice as a consultant, investor and advisor to a range of businesses in the apparel, retail, media, real estate, technology and consumer products sectors. From 2009 to 2013, Mr. Furrow was the Chairman of the Board and the Chief Executive Officer of Artisan de Luxe, Inc., a premium denim lifestyle brand that was acquired by Schottenstein Luxury Group in 2013.  Prior to that, from 2007 to 2009, Mr. Furrow was Chief Operating Officer of Ed Hardy, an apparel and accessory lifestyle collection. Mr. Furrow’s father, Samuel J. Furrow, is Chairman of the Company’s Board of Directors.  Prior to Mr. Furrow being appointed as Interim CEO, Mr. Furrow was serving as a consultant to the Company and its Board of Directors.  Pursuant to the consulting arrangement, Mr. Furrow was receiving, and will continue to receive as Interim CEO, payment in the amount of $20,000 per month.  Mr. Furrow also received a nonqualified incentive stock option pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan, to purchase 40,000 shares of the Company’s common stock that vests ratably on a monthly basis over a three month period with an exercise price of $0.38.

On January 22, 2015, the Company issued a press release, which is attached hereto and incorporated herein by reference as Exhibit 99.1 to this Current Report on Form 8-K, regarding the resignation of Mr. Crossman and the subsequent appointment of Mr. Furrow to fill the position of Interim Chief Executive Officer.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description

10.1	Consulting Agreement effective as of January 19, 2015 by and between the Company and Marc B. Crossman

99.1	Press Release dated January 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.

Date: January 23, 2015	By:	/s/ Samuel Joseph Furrow, Jr.
Samuel Joseph Furrow, Jr.
Interim Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Consulting Agreement effective as of January 19, 2015 by and between the Company and Marc B. Crossman

99.1	Press Release dated January 23, 2015